INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Pilgrim Government Securites Income Fund, Inc.:


In connection with the combined registration statement/proxy statement on Form N-14 for the Pilgrim Government Securites Income Fund, Inc., we consent to incorporation by reference of our report on the Pilgrim Government Securities Income Fund and to the reference to our Firm under the heading "Financial Highlights"in Exhibit B to the Prospectus.


                                        /s/ KPMG LLP


Los Angeles, California
December 20, 1999